Exhibit 10.43

FOURTH AMENDMENT
TO THE
PNM RESOURCES, INC.
NON-UNION SEVERANCE PAY PLAN

Effective January 1, 2002, Public Service Company of New Mexico (“PNM”) adopted the Public Service Company of New Mexico Benefits My Way Plan (the “BMW Plan”). Effective November 27, 2002, sponsorship of the BMW Plan was transferred from PNM to PNM Resources, Inc. (“PNM Resources”) and the Plan as renamed the “PNM Resources, Inc. Benefits My Way Plan.” The BMW Plan consisted of a number of component programs including Program 12, Non-Union Severance Pay Program (the “Non-Union Severance Program”). Effective as of January 1, 2004, PNM Resources amended and restated the BMW Plan to divide it into a number of separate plans that replace several of the component programs in effect on December 31, 2003. As part of the amendment and restatement, the PNM Resources, Inc. Non-Union Severance Pay Plan (the “Plan”) was created as a successor plan to the Non-Union Severance Program, effective as of January 1, 2004. The Plan has since been amended on three previous occasions. By this instrument, PNM Resources now desires to amend the Plan as set forth below.
1. Except as otherwise provided, this Fourth Amendment shall be effective as of April 19, 2006.
2. Section 2.1(bb) (Year of Service) of the Plan is hereby amended by adding a new paragraph to the end thereof:
PNM Resources and Altura Power, L.P. entered into an agreement to purchase certain assets of Twin Oaks Power LP and its affiliates (collectively, “Twin Oaks”) (the “Twin Oaks Transaction”). Upon the close of the Twin Oaks Transaction, for purposes of calculating the Years of Service of a “Twin Oaks Transferred Employee,” each Twin Oaks Transferred Employee shall receive credit for all service with Twin Oaks as if such service were performed for the Company. Service will be credited on a reasonably uniform basis for all Twin Oaks Transferred Employees.

For this purpose, a “Twin Oaks Transferred Employee” is any employee who was employed by Twin Oaks on the closing date of the Twin Oaks Transaction and who immediately thereafter is employed by the Company.

3. This Fourth Amendment amends only the provisions of the Plan as noted above, and those provisions not expressly amended shall be considered in full force and effect. Notwithstanding the foregoing, this Fourth Amendment shall supersede the provisions of the Plan to the extent those provisions are inconsistent with the provisions and intent of this Fourth Amendment.
IN WITNESS WHEREOF, PNM Resources has caused this Fourth Amendment to be executed as of this 19th day of April, 2006.

PNM RESOURCES, INC.

By: /s/ Alice A. Cobb

Its: Senior Vice President and Chief Administrative Officer

2